Exhibit 10.76

AMENDMENT TO
THE HARRAH’S ENTERTAINMENT, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”) maintains the Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan (the “Plan”);

WHEREAS, the Plan was amended to cease all deferrals of Compensation (as defined in the Plan) effective as of March 31, 2001;

WHEREAS, certain portions of certain Accounts (as defined in the Plan) are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Company now wishes to amend the Plan to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code with respect to such portions of such Accounts;

WHEREAS, Section 9.1(b) of the Plan provides that the EDCP Committee (as defined in the Plan) has the right to make administrative amendments to the Plan, subject to limitations set forth in the Plan;

WHEREAS, the EDCP Committee has approved the adoption of this Amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2005, as follows:

1.                                       Article II of the Plan is hereby amended to add new Sections 2.5A and 2.9A to read as follows:

2.5A       Code.  ‘Code’ means the Internal Revenue Code of 1986, as amended.

2.9A       Disabled.  A Participant shall be considered ‘Disabled’ if the Participant is disabled, within the meaning of Section 409A(a)(2)(C) of the Code and the Treasury Regulations thereunder.

2.                                       Section 2.13(a)(2) of the Plan is hereby amended to read in its entirety as follows:

(2)           The interest rate applicable to a Post-1995 Termination Account on each monthly Determination Date shall be the greater of one-twelfth (1/12) of the rate approved by the Board prior to January 1 of each Plan year (for Plan years prior to 2005) or one-twelfth (1/12) of the Citibank Prime Rate at the beginning of each calendar quarter during the Plan year.  The rate to be approved by the Board shall be submitted by the Company management to the Board for review and approval prior to January 1 of each Plan year.  For Plan years after 2004, the interest rate applicable to a Post-1995 Termination Account on each monthly Determination Date shall be one-twelfth (1/12) of the Citibank Prime Rate at the beginning of each calendar quarter during the Plan year.

3.                                       Section 2.13(b)(2) of the Plan is hereby amended to read in its entirety as follows:

(2)           The effective annual yield applicable to a Post-1995 Retirement Account shall be determined prior to January 1 of each year (for years prior to 2005) and be effective for the calendar year following the date it is determined; such rate shall be submitted to Company management for review and approval by the Board prior to January 1 each year, provided that the annual yield under this paragraph 2.13(b)(2) for each calendar year for a Post-1995 Retirement Account shall not in any event be less than 150% of the annual average of Moody’s for such year.  For years after 2004, the effective annual yield applicable to a Post-1995 Retirement Account shall be 150% of the annual average of Moody’s for such year.  If a Participant or Beneficiary receives full payment prior to a calendar year end, the foregoing minimum annual yield for such year (for years prior to 2005), or the foregoing annual yield (or years after 2004), will be the Moody’s average for the full months the funds were held by the Plan during the calendar year (or during the prior year if the payment occurs before one full month has been calculated in a calendar year).

4.                                       Section 2.17 of the Plan is hereby amended to read in its entirety as follows:

2.17        Retirement.

(a)           Except as provided in subsection (b), ‘Retirement’ for an employee Participant means termination of Employment with the Employer on or after the earlier of the date the Participant attains age fifty five (55) with ten (10) years of credited service or on or after the date the Participant attains age sixty (60).  For purposes of this definition, years of credited service will be credited in accordance with the provisions of the Company’s Savings and Retirement Plan; provided, however, for a Participant who is age 50 or older upon termination of employment (or termination of salary continuation if salary continuation is given to such Participant) and who has or receives an executive employment agreement with the Company or with one of its subsidiaries, ‘Retirement’ shall also mean involuntary termination without cause (as cause is defined in said employment agreement) on or after the date such Participant’s combined age and years of credited service (which for this purpose includes any period of salary continuation) equals 65 or more.

(b)           For purposes of Section 5.2(b), ‘Retirement’ for an employee Participant means such Participant’s Separation from Service on or after the earlier of the date the Participant attains age fifty five (55) with ten (10) years of credited service or on or after the date the Participant attains age sixty (60); provided, however, for a Participant who is age 50 or older upon Separation from Service and who has or receives an executive employment agreement with the Company or with one of its subsidiaries, ‘Retirement’ shall also mean involuntary Separation from Service without cause (as cause is defined in said employment agreement) on or after the date such Participant’s combined age and years of credited service equals 65 or more.

(c)           For purposes of the definition in this Section 2.17, years of credited service will be credited in accordance with the provisions of the Company’s Savings and Retirement Plan.  The Board reserves the right to provide different retirement requirements for different Participants.  Unless otherwise determined by the Chief Executive Officer of the Company, a Participant who is or was an employee of an acquired subsidiary of the Company will also receive credit under this Plan for his or her prior years of credited service with the acquired subsidiary which service was accrued immediately prior to the acquisition of such subsidiary provided the Participant attains the status of an employee of the Company or a Company subsidiary (directly or indirectly owned by the Company) as a result of the acquisition and continues in such employment until his or her participation in this Plan commences.  The determination of such credited service will be made by the Company’s Corporate Compensation Department and the Participant’s years of credited service under the acquired subsidiary’s qualified pension or retirement plan may be used for this purpose.

5.                                       Article II of the Plan is hereby amended to add new Sections 2.17A, 2.17B, 2.17C and 2.17D to read as follows:

2.17A     Section 409A Change in Control.  A ‘Section 409A Change in Control’ with respect to a Participant means any Change or Control, as defined in Section 2.4, that constitutes a change in the ownership or effective control of the corporation, or a change in the ownership of a substantial portion of the assets of the corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations thereunder.

2.17B     Section 409A Unforeseeable Emergency.  ‘Unforeseeable Emergency’ of a Participant means a severe financial hardship to the Non-Grandfathered Participant resulting from:  (a) an illness or accident of the Non-Grandfathered Participant, the Non-Grandfathered Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Non-Grandfathered Participant, (b) a loss of the Non-Grandfathered Participant’s property due to casualty, or (c) other similar extraordinary or unforeseeable circumstances arising as a result of events beyond the control of the Non-Grandfathered Participant.  For purposes of this Section, a Non-Grandfathered Participant’s ‘Unforeseeable Emergency’ shall be determined in accordance with Section 409A(a)(2)(B)(ii)(I) of the Code and the Treasury Regulations thereunder.

2.17C     Separation from Service.  ‘Separation from Service’ of a Participant means his or her ‘separation from service,’ with respect to the Employer, within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulations thereunder.  The EDCP Committee shall have full and final authority to determine conclusively whether a Participant has had a ‘Separation from Service,’ and the date of such ‘Separation from Service.’

2.17D     Specified Employee.  ‘Specified Employee’ means, with respect to the Employer, a ‘key employee,’ as defined in Section 416(i) of the Code (determined without regard to paragraph (5) thereof) of the corporation, any stock in which is publicly traded on an established securities market or otherwise, within the meaning of Section 409A)(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

6.                                       Article IV of the Plan is hereby amended to add new Section 4.7 to read as follows:

4.7          Application of Code Section 409A.  The requirements of Sections 409A(a)(2), (3) and (4) of the Code shall be applied to the Account as follows:

(a)           Termination Accounts.  Each Participant’s Termination Account was earned and vested in full as of December 31, 2004, and each such Termination Account, as increased for interest credits thereto under the Plan, is not subject to Section 409A of the Code.

(b)           Retirement Accounts; Subaccounts.

(1)           If a Participant’s Retirement, Total and Permanent Disability or Death occurred on or before December 31, 2004, or such Participant was eligible for Retirement as of December 31, 2004, such Participant’s Retirement Account was earned and vested in full as of December 31, 2004, and such Participant’s Retirement Account, as increased by interest credits thereto under the Plan, is not subject to Section 409A of the Code.

(2)           If a Participant is not described in paragraph (1) (a ‘Non-Grandfathered Participant’), (A) the portion of such Participant’s Retirement Account balance that is equal to the balance credited to such Participant’s Termination Account, as determined from time to time (the ‘Grandfathered Subaccount Balance”), was earned and vested as of December 31, 2004, and is not subject to Section 409A of the Code, and (B) the portion of such Participant’s Retirement Account balance that is in excess of the balance of such Participant’s Termination Account, as determined from time to time (the ‘Section 409A Subaccount Balance’) was not earned and vested as of December 31, 2004, and is subject to Section 409A of the Code.

(3)           In the case of a Non-Grandfathered Participant, the EDCP Committee shall maintain with respect to such Non-Grandfathered Participant’s Pre-1996 and/or Post-1995 Retirement Account:  (A) a ‘Grandfathered Subaccount,’ to which shall be credited such Participant’s Grandfathered Subaccount Balance, and

(B) a ‘Section 409A Subaccount’ to which shall be credited such Participant’s Section 409A Subaccount Balance.

(c)           Compliance with Code Section 409A.  A Non-Grandfathered Participant’s Section 409A Subaccount shall be distributed in accordance with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder, notwithstanding any other provision of the Plan to the contrary.

7.                                       Section 5.1(c) of the Plan is hereby amended to add new paragraph (4) at the end thereof:

(4)           Notwithstanding the foregoing, a Non-Grandfathered Participant may not receive a lump sum distribution under this subsection 5.1(c) from the Section 409A Subaccount of his or her Retirement Account.

8.                                       Section 5.2 of the Plan is hereby amended to read in its entirety as follows:

5.2          Retirement Benefit.

(a)           The Employer shall pay a Plan Benefit equal to the amount of the Participant’s respective Pre-1996 and/or Post-1995 Retirement Account (less that portion of the Plan Benefit, if any, payable from a Non-Grandfathered Participant’s Section 409A Subaccount therein) to each Participant who terminates Employment:

(1)           by reason of Retirement,

(2)           by reason of Total and Permanent Disability,

(3)           within a twenty-four (24) month period after a Change of Control,

(4)           while participating as a director Participant and terminates from Employment on the Employer’s Board due to:

(A)          not being re-elected as a director,

(B)           Total and Permanent Disability, or

(C)           termination within a twenty-four (24) month period after a Change of Control.

(5)           for Participants who are entitled to the Retirement Account rate and who retired or terminated active service after October 29, 1992 and on or before December 31, 1992, such rate will be locked-in at 16.5% until such Participant’s account is fully distributed.

(6)           for Participants who are entitled to the Retirement Account rate who retired or terminated active service during 1993, such rate will be locked-in at 16% until such Participant’s account is fully distributed.

(7)           for Participant’s who are entitled to the Retirement Account rate and who retired or terminated active service during 1994 or 1995, such rate will be locked-in at the retirement rate approved for that year (15.5%) until such Participant’s account is fully distributed.

(8)           for Participants whose active service ceased before October 29, 1992, and at that time were already receiving the Retirement Account rate, the rate each such Participant will receive in 1993, 1994 and 1995 will be the approved retirement rate for each such year, provided that for years after 1995 the retirement rate will be locked-in at the rate approved for 1995 (15.5%) until such Participant’s account is fully distributed.

(b)           The Employer shall pay a Plan Benefit equal to the amount of a Non-Grandfathered Participant’s Section 409A Subaccount of the Participant’s respective Pre-1996 and/or Post-1995 Retirement Account to such Non-Grandfathered Participant upon:

(1)           such Non-Grandfathered Participant’s Separation from Service by reason of Retirement,

(2)           the date such Non-Grandfathered Participant becomes Disabled, if such Non-Grandfather Participant becomes Disabled prior to having a Separation from Service,

(3)           such Non-Grandfathered Participant’s Separation from Service within a twenty-four (24) month period after a Section 409A Change in Control, or

(4)           in the case of a Non-Grandfathered Participant who is a director Participant, such Non-Grandfathered Participant’s Separation from Service by reason of not being re-elected as a director.

9.                                       Section 5.5 of the Plan is hereby amended to read in its entirety as follows:

5.5          Disability Benefits.

(a)           If a Participant terminates Employment by reason of Total and Permanent Disability, the amount payable under Section 5.2(a)(2) shall equal the Retirement Account balance (less the balance, if any, of such Participant’s Section 409A Subaccount therein).

(b)           If a Non-Grandfathered Participant becomes Disabled prior to having a Separation from Service, the amount payable under Section 5.2(b)(2)

shall equal the balance of such Non-Grandfathered Participant’s Section 409A Subaccount in his or her Retirement Account.

10.                                 Section 5.6 of the Plan is hereby amended to read in its entirety as follows:

5.6          Hardship Distributions.  Upon finding that the Participant has suffered a Hardship, the EDCP Committee may, in its sole discretion, allow distributions from the Participant’s Account prior to the time otherwise specified for payment of benefits under the Plan.  The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant’s requirements during the Hardship.  The amount of such distribution shall reduce the Termination Account balance and Retirement Account balance.  Notwithstanding the foregoing, a Non-Grandfathered Participant shall not be allowed a distribution under this Section from the Section 409A Subaccount in his or her Retirement Account.

11.                                 Article V of the Plan is hereby amended to add new Section 5.6A to read in its entirety as follows:

5.6A       Distributions upon Section 409A Unforeseeable Emergency.  Upon finding that a Non-Grandfathered Participant has suffered a Section 409A Unforeseeable Emergency, the EDCP Committee shall allow distributions from such Non-Grandfathered Participant’s Section 409A Subaccount in his or her Retirement Account prior to the time otherwise specified for payment of benefits under the Plan.  The amount of such distribution shall not exceed the amounts necessary to satisfy such Section 409A Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Section 409A Unforeseeable Emergency is or may be relieved through reimbursement of compensation by insurance or otherwise or by liquidation of the Non-Grandfathered Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  The distribution allowed to the Non-Grandfathered Participant shall be determined in accordance with Section 409A(a)(2)(B)(ii)(II) of the Code and the Treasury Regulations thereunder.

12.                                 Section 5.7 of the Plan is hereby amended to read in its entirety as follows:

5.7          Form of Benefit Payment.  The Plan Death Benefit payable under paragraph 5.4(a)(ii) of this Plan shall be paid within 90 days of death in a lump sum with no interest accruing from the date of death until the date of payment.  The Plan Retirement Benefit, Death Benefit payable under paragraph 5.4(a)(i) or 5.4(c), Disability Benefits, and Termination Benefit shall be paid in one of the following forms as elected by the Participant in the Participation Agreement:

(a)           Equal monthly installments of the Account and Interest amortized over a period of time elected by the Participant and approved by the Company.  Interest shall be credited to the remaining portion of the

Account Balance in accordance with paragraph 4.5.  If the Participant is receiving a Retirement Account, Interest shall be equal to an amount in accordance with paragraph 2.13(b).  If the Participant is receiving the Termination Account, Interest shall be equal to an amount in accordance with paragraph 2.13(a); and/or

(b)           A lump sum payment.

(c)           Any other form selected by the Participant, which has written approval of the EDCP Committee.

(d)           If the Participant fails to elect the form of benefit payment, the benefits shall be paid in accordance with 5.7(a) over a period of fifteen (15) years.  However, the EDCP Committee may, in its sole discretion, provide for an alternate form of benefit payment to the Participant, if payment is made pursuant to paragraph 5.2(c) or 5.2(d)(iii); provided, however, that, in the case of a Non-Grandfathered Participant, the EDCP Committee shall not provide for an alternate form of benefit payment of such Non-Grandfathered Participant’s Section 409A Subaccount in his or her Retirement Account.

(e)           If a Plan Death Benefit is payable in installments under paragraph 5.4(a)(i), the EDCP Committee may, in its sole discretion, determine that payment of the Death Benefit shall be accelerated and paid in a lump sum to the Beneficiary; provided, however, that, in the case of a Non-Grandfathered Participant, the EDCP Committee shall not accelerate and pay the Section 409A Subaccount in the Non-Grandfathered Participant’s Retirement Account in a lump sum to the Beneficiary.

13.                                 Section 5.9 of the Plan is hereby amended to read in its entirety as follows:

5.9          Commencement of Payments.

(a)           Except as provided in subsection (b), payment shall commence at the discretion of the Company, but not later than sixty (60) days after the end of the month in which the Participant Retires, dies, becomes Totally and Permanently Disabled or otherwise terminates Employment with the Employer and is entitled to payment pursuant to his or her Participation Agreement.  For purposes of this paragraph 5.9, termination of Employment shall include when a Participant is no longer entitled to any payments of salary or salary continuation.

(b)           Payment of a Non-Grandfathered Participant’s Section 409A Subaccounts shall not commence prior to the earliest of:  (i) such Non-Grandfathered Participant’s Separation from Service, (ii) such Non-Grandfathered Participant’s death, or (iii) the date such Participant becomes Disabled; provided, however, that in the case of a Non-Grandfathered Participant who is a Specified Employee, the payment of such Non-Grandfathered Participant’s Section 409A

Subaccount shall not be made before the date which is six months after the date of Non-Grandfathered Participant’s Separation from Service (or, if earlier, the date of such Non-Grandfathered Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

14.                                 Article VIII of the Plan is hereby amended to read in its entirety as follows:

ARTICLE VIII
CLAIMS REVIEW PROCEDURE

8.1          General

(a)           A Participant or Beneficiary who believes that he or she has not received the benefits to which he or she is entitled may assert a claim for benefits under the Plan in accordance with the claims procedure of this Article VIII.  The claims procedure of this Article VIII shall be applied in accordance with Section 503 of ERISA and Department of Labor Regulation Section 2560.503-1.  A Participant or Beneficiary may assert a benefit claim, or appeal the denial of a benefits claim, through such Participant’s or Beneficiary’s authorized representative, provided that such Participant or Beneficiary has submitted a written notice evidencing the authority of such representative to the EDCP Committee.  A Participant or Beneficiary asserting a benefits claim shall be referred to as a “Claimant” under this Article VIII.

(b)           A Claimant shall submit his or her benefits claim under the Plan in writing to the EDCP Committee.  The Claimant may include documents, records or other information relating to the benefits claim for review by the EDCP Committee in connection with such benefits claim.

8.2          Benefit Determination.

(a)           The EDCP Committee shall review the Claimant’s benefits claim (including any documents, records or other information submitted with such benefits claim) and determine whether such benefits claim shall be approved or denied in accordance with the Plan.

(b)           In the event that a Claimant’s benefits claim is wholly or partially denied, the EDCP Committee shall provide to the Claimant with written notice of the denial within a reasonable period of time, but not later than ninety (90) days after the receipt of the benefits claim by the EDCP Committee, unless the EDCP Committee determines that special circumstances require an extension of time for making a determination with respect to the benefits claim.  If the EDCP Committee determines that an extension of time for making a determination with respect to the benefits claim is required, the EDCP Committee shall provide the Claimant with written notice of such extension prior to the end of the initial ninety (90) day period.  The extension of time shall not exceed a period of ninety (90) days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the EDCP Committee expects to render the benefit determination.

(c)           The notice of denial of the Claimant’s benefits claim shall set forth:

(1)           the specific reason or reasons for the denial;

(2)           references to specific Plan provisions on which the denial is based;

(3)           a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary; and

(4)           a description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal of the denial of the benefits claim.

(d)           The Claimant may appeal any denial of the benefits claim in writing to the EDCP Committee within sixty (60) days after receipt of the EDCP Committee’s notice of denial of benefits claim.  The Claimant’s failure to appeal the denial of the benefits claim by the EDCP Committee in writing within the sixty (60) day period shall render the EDCP Committee’s determination final, binding, and conclusive.

8.3          Appeals.

(a)           A Claimant may appeal the denial of a benefits claim to the EDCP Committee.  The EDCP Committee shall review the appeal of the denial of the benefits claim and make a final determination as to whether the benefits claim should be approved or denied in accordance with the Plan.

(b)           The Claimant shall be afforded the opportunity to submit written comments, documents, records, and other information relating to the benefits claim, and the Claimant shall be provided, upon request and free of charge, reasonable access to all documents, records, and other information relevant to the Claimant’s benefits claim.  A document, record or other information shall be considered “relevant” to the benefits claim, as provided in Department of Labor Regulation Section 2560.503-1(m)(8).  The review on appeal by the EDCP Committee shall take into account all comments, documents, records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the EDCP Committee’s initial determination with respect to the benefits claim.  The EDCP Committee shall advise the Claimant in writing of the EDCP Committee’s determination of the appeal within sixty (60) days of the claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a determination within the sixty (60) day period infeasible, but in no event shall the EDCP Committee render a determination regarding the denial of a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.  If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

(c)           The notice of denial of the Claimant’s appeal of the denial of the Claimant’s benefit claim shall set forth:

(1)           the specific reason or reasons for the denial of the appeal;

(2)           reference to the specific Plan provisions on which the denial of the appeal is based;

(3)           a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s benefits claim (and a document, record or other information shall be considered “relevant” to the benefits claim, as provided in Department of Labor Regulation Section 2560.503-1(m)(8)); and

(4)           a statement describing Claimant’s right to bring an action under ERISA Section 502(a).

(d)           If, upon appeal, the EDCP Committee shall grant the relief requested by the Claimant, then, in addition, the EDCP Committee shall award to the Claimant reasonable fees and expenses of counsel, or any other duly authorized representative of Claimant, which shall be paid by the Company.  The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

8.4          Notice of Denials.  The EDCP Committee’s notice of denial of a benefits claim shall identify the address to which the Claimant may forward his appeal.

15.                                 Section 10.8 of the Plan is hereby amended to read in its entirety as follows:

10.8        Governing Law.  The provisions of this Plan shall be construed and interpreted in accordance with the Employee Retirement Income Security Act of 1974, as amended and, to the extent applicable, the laws of the State of Nevada.

16.                                 Nothing in this Amendment shall modify the Plan with respect to a Participant’s Account (or any portion thereof) that was earned and vested as of December 31, 2004 and is not subject to Section 409A of the Code.

17.                                 Except as herein amended, the Plan shall continue in full force and effect in accordance with the terms and conditions thereof.

IN WITNESS WHEREOF, the EDCP Committee has adopted this Amendment to be executed by its duly authorized member of this 1st day of July, 2006.

HARRAH’S ENTERTAINMENT, INC.

By:
Name:
Title: